Exhibit 99.1
Medley Capital Corporation Announces September 30, 2020 Financial Results

NEW YORK, NY (December 11, 2020) - Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced financial results for the quarter ended September 30, 2020.

Fourth Quarter Summary

•Net asset value of $150.6 million, or, $55.30 per share, vs. $149.3 million, or, $54.83 per share, at June 30, 2020
•Net income of $0.47 per share
•Net investment loss of $(0.32) per share
•The board of directors did not declare a dividend this quarter

Portfolio Investments

The total value of our investments was $246.7 million at September 30, 2020. During the quarter ended September 30, 2020, the Company originated $0.7 million of investments and had $7.0 million of repayments and sales, resulting in net repayments and sales of $6.3 million. As of September 30, 2020, the Company had investments in securities of 42 portfolio companies with approximately 43.2% consisting of senior secured first lien investments, 5.6% consisting of senior secured second lien investments, 1.1% consisting of unsecured debt, 16.6% in MCC Senior Loan Strategy JV and 33.5% in equities / warrants. As of September 30, 2020, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 8.5%.

Results of Operations

For the three months ended September 30, 2020, the Company reported net investment loss per share and net income per share of $(0.32) and $0.47, respectively, calculated based upon the weighted average shares outstanding.

For the year ended September 30, 2020, the Company reported net investment loss per share and net loss per share of $(1.00) and $(24.16), respectively, calculated based upon the weighted average shares outstanding.

Investment Income

For the three months ended September 30, 2020, total investment income was approximately $4.4 million and consisted of $2.8 million of portfolio interest income, $1.5 million of dividend income and $0.1 million of fee income.

For the year ended September 30, 2020, total investment income was approximately $21.5 million and consisted of $14.2 million of portfolio interest income, $6.3 million of dividend income, $0.3 million of interest from cash and cash equivalents and $0.7 million of fee income.

Expenses

On June 12, 2020, the Company entered into an expense support agreement (the "ESA") with MCC Advisors LLC and Medley LLC, pursuant to which MCC Advisors LLC and Medley LLC agreed (jointly and severally) to cap the management fee and all of the Company's other operating expenses (except interest expenses, certain extraordinary strategic transaction expenses, and other expenses approved by the special committee of the board of directors) at $667,000 per month (the "Cap"). The Cap is in effect from June 1, 2020 through December 31, 2020.

For the three months ended September 30, 2020, total expenses before the ESA were approximately $5.6 million and consisted of the following: base management fees of $1.4 million, interest and financing expenses of $2.6 million, administrator expenses of $0.5 million, independent directors’ fees of $0.5 million, and other general and administrative related expenses of $0.6 million. During the three months ended September 30, 2020, total expenses subject to the Cap were $2.0 million, which resulted in $0.3 million of expense support due from MCC Advisors LLC. After taking the ESA into account, for the three months ended September 30, 2020, total expenses were approximately $5.3 million.

For the year ended September 30, 2020, total expenses before the ESA were approximately $24.9 million and consisted of the following: base management fees of $6.4 million, interest and financing expenses of $14.9 million, net professional fees of $(4.8) million, administrator expenses of $2.2 million, independent directors’ fees of $1.5 million, and other general and administrative related expenses of $4.7 million. During the year ending September 30, 2020, total expenses subject to the Cap were $3.0 million, which resulted in $0.7 million of expense support due from MCC Advisors LLC. After taking the ESA into account, for the year ended September 30, 2020, total expenses were approximately $24.2 million.

Net Investment Income/Loss

For the three months ended September 30, 2020, the Company reported net investment loss of $(0.9) million, or $(0.32), on a weighted average per share basis.

For the year ended September 30, 2020, the Company reported net investment loss of $(2.7) million, or $(1.00), on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months and year ended September 30, 2020, the Company reported losses of $(10.2) million and $(50.0) million, respectively.

For the three months and year ended September 30, 2020, the Company reported unrealized appreciation/(depreciation) of $12.3 million and $(10.6) million, respectively.

For the three months and year ended September 30, 2020, the Company reported a loss on extinguishment of debt of $0 and $(2.5) million, respectively.

Liquidity and Capital Resources

As of September 30, 2020, the Company had a cash balance of $56.5 million.

As of September 30, 2020, the Company had $74.0 million outstanding in aggregate principal amount of 6.50% unsecured notes due 2021 and $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

Dividend Declaration

The board of directors did not declare a dividend this quarter.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	September 30, 2020	September 30, 2019

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $117,361 and $204,736, respectively)	$114,322	$189,895
Affiliated investments (amortized cost of $92,899 and $108,310, respectively)	84,873	99,540
Controlled investments (amortized cost of $117,875 and $154,601, respectively)	47,549	107,454
Total investments at fair value	246,744	396,889
Cash and cash equivalents	56,522	68,245
Restricted cash	—	16,039
Other assets	2,094	2,974
Interest receivable	625	1,592
Receivable for dispositions and investments sold	—	419
Fees receivable	119	109
Total assets	$306,104	$486,267

LIABILITIES
Notes payable (net of debt issuance costs of $906 and $5,274, respectively)	$150,961	$251,732
Accounts payable and accrued expenses	2,108	11,957
Interest and fees payable	802	2,905
Management and incentive fees payable	1,392	2,231
Administrator expenses payable	157	862
Deferred revenue	10	103
Due to affiliate	53	44
Total liabilities	$155,483	$269,834

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 2,723,709 and 2,723,709 common shares issued and outstanding, respectively	$3	$3
Capital in excess of par value	672,382	673,584
Total distributable earnings/(loss)	(521,764)	(457,154)
Total net assets	150,621	216,433
Total liabilities and net assets	$306,104	$486,267

NET ASSET VALUE PER SHARE(1)	$55.30	$79.46

(1) Authorized, issued and outstanding common shares and net asset value per share have been adjusted for the periods shown to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months ended September 30		For the years ended September 30
	2020	2019	2020	2019

INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$1,638	$4,118	$9,137	$25,368
Payment-in-kind	399	271	864	1,755
Affiliated investments:
Cash	491	490	1,182	2,198
Payment-in-kind	284	319	2,426	2,604
Controlled investments:
Cash	—	89	85	338
Payment-in-kind	—	192	501	2,801
Total interest income	2,812	5,479	14,195	35,064
Dividend income	1,531	2,114	6,256	8,219
Interest from cash and cash equivalents	1	200	378	712
Fee income	76	323	693	2,304
Total investment income	4,420	8,116	21,522	46,299

EXPENSES
Base management fees	1,392	2,231	6,359	11,190
Interest and financing expenses	2,623	5,308	14,935	24,049
Professional fees, net	29	4,743	(4,768)	623
General and administrative	145	2,752	3,285	19,323
Administrator expenses	484	862	2,227	7,399
Directors fees	491	170	1,451	1,258
Insurance	475	259	1,463	3,324
Expenses before expense support reimbursement and management and incentive fee waivers	5,639	16,325	24,952	67,166
Expense support reimbursement	(361)	—	(710)	—
Management fee waiver	—	—	—	—
Total expenses net of management and incentive fee waivers	5,278	16,325	24,242	67,166
NET INVESTMENT INCOME	(858)	(8,209)	(2,720)	(20,867)

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(9,283)	—	(9,974)	(24,762)
Affiliated investments	(929)	(7,671)	(929)	(7,671)
Controlled investments	—	(28,201)	(39,076)	(79,740)
Net realized gain/(loss) from investments	(10,212)	(35,872)	(49,979)	(112,173)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	18,321	(4,596)	9,898	20,727
Affiliated investments	90	(738)	2,648	(6,864)
Controlled investments	(6,117)	17,871	(23,179)	24,635
Net unrealized appreciation/(depreciation) on investments	12,294	12,537	(10,633)	38,498
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	50	—	—	—
Net loss on extinguishment of debt	—	(104)	(2,481)	(2,033)
Net realized and unrealized gain/(loss) on investments	2,132	(23,439)	(63,093)	(75,708)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,274	$(31,648)	$(65,813)	$(96,575)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE(1)	$0.47	$(11.62)	$(24.63)	$(35.46)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE(1)	$(0.32)	$(3.01)	$(0.68)	$(7.66)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED(1)	2,723,709	2,723,709	2,723,709	2,723,709
DIVIDENDS DECLARED PER COMMON SHARE(2)	$—	$—	$—	$3.00

(1) Basic and diluted shares has been adjusted for the periods shown to reflect the one-for-twenty reverse stock split effected on July 24, 2020 on a retroactive basis.
(2) Dividends declared per common share has been adjusted for the periods shown to reflect the one-for twenty reverse stock split effected on July 24, 2020 on a retroactive basis.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that has common stock which trades on the New York Stock Exchange (NYSE: MCC) and has an outstanding bond which trades on the New York Stock Exchange under the symbol (NYSE: MCV). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $3.4 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, we have provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements, including statements regarding the impact of the ESA. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Forward-looking statements include, but are not limited to, the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of MCC Advisors LLC; our business prospects and the prospects of our portfolio companies; the uncertainty regarding actual level of expenses the Company incurs that may not be materially lower than current expenses due to a variety of factors, such as unexpected expenses not covered by the ESA; and uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets and the global and U.S. economy, the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak, the effect of the COVID-19 pandemic on our business prospects and the operational and financial performance of our portfolio companies, including our and their ability to achieve their respective objectives, and the effect of the disruptions caused by the COVID-19 pandemic on our ability to continue to effectively manage our business.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the “Risk Factors” and other sections of the Company’s most recent Annual Report on Form 10-K. The forward-looking statements in this press release represent the Company’s views as of the date of hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company does not have any current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2020.